Exhibit 99.3

RAMACO RESOURCES, INC. PRICES $300 MILLION CONVERTIBLE SENIOR NOTES OFFERING

Company Release – November 5, 2025

LEXINGTON, KY – Ramaco Resources, Inc. (NASDAQ: METC) (“Ramaco”) today announced the pricing of its public offering of $300,000,000 aggregate principal amount of 0% convertible senior notes due 2031 (the “notes”). The issuance and sale of the notes are scheduled to settle on November 7, 2025, subject to customary closing conditions. Ramaco also granted the underwriters of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $45,000,000 aggregate principal amount of notes solely to cover over-allotments.

Ramaco estimates that the net proceeds from the offering of the notes will be approximately $290.9 million (or approximately $334.7 million if the underwriters fully exercise their over-allotment option), after deducting the underwriting discounts and commissions and Ramaco’s estimated offering expenses. Ramaco intends to use approximately $28.5 million (or approximately $32.8 million if the underwriters fully exercise their over-allotment option) of the net proceeds from the offering of the notes to fund the cost of entering into capped call transactions described below. Ramaco intends to use the balance of the net proceeds to fund the development of its rare earth elements and critical minerals project, for strategic growth opportunities and for general corporate purposes.

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as the book-running managers for the offering of the notes. Robert W. Baird & Co. Incorporated, KeyBanc Capital Markets Inc., Lucid Capital Markets, LLC, TCBI Securities, Inc., doing business as Texas Capital Securities, Northland Securities, Inc., Clarksons Securities Inc., Cannacord Genuity LLC, B. Riley Securities, Inc. and The Benchmark Company, LLC are acting as co-managers.

The notes will be senior, unsecured obligations of Ramaco, will not bear regular interest, and the principal amount of the notes will not accrete. If any special interest accrues on the notes, then such interest will be payable semi-annually in arrears on the next May 1 or November 1 to noteholders of record as of the close of business on the immediately preceding April 15 and October 15, respectively.

Before August 1, 2031, noteholders will have the right to convert their notes only in certain circumstances and during specified periods. From and after August 1, 2031, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Ramaco will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock, par value $0.01 per share (“Class A common stock”), or a combination of cash and shares of its Class A common stock, at Ramaco’s election, based on the applicable conversion rate. The initial conversion rate is 30.5460 shares of Class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $32.74 per share of Class A common stock. The initial conversion price represents a premium of approximately 35% over the $24.25 public offering price per share of common stock in the concurrent delta offering referred to below. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Ramaco’s option at any time, and from time to time, on or after November 6, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Ramaco’s Class A common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Ramaco to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, Ramaco entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Ramaco’s Class A common stock initially underlying the notes. If the underwriters exercise their over-allotment option, then Ramaco expects to enter into additional capped call transactions with the option counterparties, and will use a portion of the additional net proceeds to fund the cost of such additional capped call transactions (and the remainder for the same purposes as described above).

The cap price of the capped call transactions will initially be approximately $54.56 per share, which represents a premium of 125% over the $24.25 public offering price per share of Ramaco’s Class A common stock in the concurrent delta offering referred to below, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to Ramaco’s Class A common stock upon any conversion of the notes and/or offset any potential cash payments Ramaco is required to make in excess of the principal amount of converted notes upon any conversion of the notes, as the case may be, with such reduction and/or offset subject to a cap. If, however, the market price per share of Ramaco’s Class A common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into cash-settled over-the-counter derivative transactions with respect to Ramaco’s Class A common stock concurrently with, or shortly after, the pricing of the notes, including with certain investors in the notes, and may unwind these derivative transactions and purchase shares of Ramaco’s Class A common stock following the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Ramaco’s Class A common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Ramaco’s Class A common stock and/or purchasing or selling shares of Ramaco’s Class A common stock or other securities of Ramaco in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so (x) following any conversion of the notes, any repurchase of the notes by Ramaco on any fundamental change repurchase date or any redemption date, (y) following any other repurchase of the notes if Ramaco elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if Ramaco otherwise elects to unwind all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Ramaco’s Class A common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

In a separate press release, Ramaco also announced the pricing of its previously announced underwritten public offering of shares of its Class A common stock (the “concurrent delta offering”). Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, acting on behalf of themselves and/or their affiliates (in such capacity, the “delta offering underwriters”), intend to offer, in a separate, underwritten public offering, 2,245,126 shares of Ramaco’s Class A common stock at a public offering price of $24.25 per share, borrowed from non-affiliate third parties, to facilitate hedging transactions by some of the purchasers of the notes. No new shares of Ramaco’s Class A common stock will be issued, and Ramaco will not receive any proceeds from the concurrent delta offering. The completion of the offering of the notes is contingent on the completion of the concurrent delta offering, and the completion of the concurrent delta offering is contingent on the completion of the offering of the notes. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any Class A common stock in the concurrent delta offering.

Ramaco has filed a shelf registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission (the “SEC”) which became effective automatically upon filing. The notes offering is being made only by means of a prospectus supplement and an accompanying prospectus. A preliminary prospectus supplement with an accompanying prospectus to which this communication relates has been filed with the SEC. Before you invest, you should read the preliminary prospectus supplement, the prospectus supplement, the accompanying prospectus and other documents that Ramaco has filed with the SEC for more complete information about Ramaco and the offering. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the prospectus supplement and the accompanying prospectus may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com or from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities referred to in this press release, nor will there be any sale of any such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

ABOUT RAMACO RESOURCES

Ramaco Resources, Inc. is an operator and developer of metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth elements and critical minerals in Wyoming. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one development rare earth and coal mine near Sheridan, Wyoming in the initial stages of production. News and additional information about Ramaco, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the completion of the offerings, the expected amount and intended use of the net proceeds, and the other risks discussed in Part I, Item 1A. “Risk Factors” in Ramaco’s Annual Report on Form 10-K for the year ended December 31, 2024, and the risks discussed in Part II, Item 1A. “Risk Factors” in Ramaco’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025, and September 30, 2025. These forward-looking statements represent Ramaco’s expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully ramp up production at our complexes in accordance with the Company’s growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the impact of tariffs imposed by the United States and foreign governments, the further decline of demand for coal in export markets and underperformance of the railroads, the Company’s ability to successfully develop the Brook Mine REE/CM project, including whether the Company’s exploration target and estimates for such mine are realized, the timing of the initial production of rare earth concentrates, the development of a pilot and ultimately a full scale commercial processing facility. Mineral resources are not mineral reserves and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves. There is no certainty that any part of the estimated mineral resources at Brook Mine will be converted into mineral reserves in the future. Rare earth elements and critical minerals is a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth capabilities. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

SOURCE Ramaco Resources, Inc.

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